UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

NORTHEAST COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40589	86-3173858
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

325 Hamilton Avenue, White Plains, New York 10601

(Address of principal executive offices) (Zip Code)

(914) 684-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NECB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On June 23, 2022, the Board of Directors of NorthEast Community Bancorp, Inc. (the “Company”) appointed Linda M. Swan as a director of the Company, effective immediately. Ms. Swan was also appointed to the Board of Directors of the Company’s wholly owned subsidiary, NorthEast Community Bank (the “Bank”), effective immediately. Ms. Swan was not appointed to any committees of the Company’s Board of Directors in connection with her appointment as a director.

Ms. Swan was not selected in connection with any arrangements or understandings with any persons. She will receive customary fees for her service on the Company’s Board of Directors.

Ms. Swan previously served as a member of the Board of Directors of NorthEast Community Bancorp, Inc., the federal corporation that was the predecessor to the Company, from 1991 to 2014, and also served as a director of the Bank during that period. Her past experience as a Board member of the Company and the Bank, along with her years of prior experience as a banking regulator, provides Ms. Swan with knowledge and expertise directly relevant to the Bank’s operations and the regulatory environment in which it operates.

Item 9.01	Financial Statements and Exhibits

(a)-(c)	Not applicable

(d)	Exhibits

Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST COMMUNITY BANCORP, INC.
(Registrant)

Date: June 29, 2022	By:	/s/ Kenneth A. Martinek
Kenneth A. Martinek
Chairman and Chief Executive Officer